Exhibit 13(a)(4)

N-CSR – Change in Independent Registered Public Accounting Firm

On February 18, 2021, PricewaterhouseCoopers LLP (“PwC”) resigned as the independent registered public accountants of AMG Pantheon Master Fund, LLC (the “Master Fund”). On February 18, 2021, the Audit Committee of the Board of Directors (the “Board”) of the Master Fund accepted and recommended that the Board accept the resignation of PwC and approved and recommended that the Board approve the appointment of KPMG LLP as the independent registered public accountants for the Master Fund for the fiscal year ending March 31, 2021. On February 19, 2021, PwC provided a letter confirming that the client-auditor relationship between the Master Fund and PwC had ceased.

For the fiscal years ended March 31, 2019 and March 31, 2020, PwC’s audit reports contained no adverse opinion or disclaimer of opinion; nor were its reports qualified or modified as to uncertainty, audit scope, or accounting principles.

Further, in connection with its audits for the fiscal years ended March 31, 2019 and March 31, 2020, and the subsequent interim period through February 18, 2021: (i) there were no “disagreements” with PwC of the kind described in paragraph (a)(1)(iv) of Item 304 of Regulation S-K, and (ii) there were no “reportable events” of the kind described in paragraph (a)(1)(v) of such Item 304.

The Master Fund provided PwC with a copy of the disclosure contained in this N-CSR and requested that PwC furnish the Master Fund with a letter addressed to the Securities & Exchange Commission (SEC) stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of PwC’s letter dated June 3, 2021 is filed as Exhibit (a)(4) to the Master Fund’s N-CSR.

During the Master Fund’s two most recent fiscal years ended March 31, 2019 and March 31, 2020, and the subsequent interim period through February 18, 2021, neither the Master Fund nor anyone on its behalf consulted KPMG LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Master Fund’s consolidated financial statements, and neither a written report was provided to the Master Fund or oral advice was provided to the Master Fund that KPMG LLP concluded was an important factor considered by the Master Fund in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

June 4, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by AMG Pantheon Master Fund, LLC (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 13 (4) of Form N-CSR of AMG Pantheon Master Fund, LLC dated June 4, 2021. We agree with the statements concerning our Firm contained therein.

Very truly yours,

Boston, Massachusetts

Attachment

N-CSR – CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 18, 2021, PricewaterhouseCoopers LLP (“PwC”) resigned as the independent registered public accountants of the Master Fund. On February 18, 2021, the Audit Committee of the Board of the Master Fund accepted and recommended that the Board accept the resignation of PwC and approved and recommended that the Board approve the appointment of KPMG LLP as the independent registered public accountants for the Master Fund for the fiscal year ending March 31, 2021. On February 19, 2021, PwC provided a letter confirming that the client-auditor relationship between the Master Fund and PwC had ceased.

For the fiscal years ended March 31, 2019 and March 31, 2020, PwC’s audit reports contained no adverse opinion or disclaimer of opinion; nor were its reports qualified or modified as to uncertainty, audit scope, or accounting principles.

Further, in connection with its audits for the fiscal years ended March 31, 2019 and March 31, 2020, and the subsequent interim period through February 18, 2021 : (i) there were no “disagreements” with PwC of the kind described in paragraph (a)(1)(iv) of Item 304 of Regulation S-K, and (ii) there were no “reportable events” of the kind described in paragraph (a)(1)(v) of such Item 304.

The Master Fund provided PwC with a copy of the disclosure contained in this N-CSR and requested that PwC furnish the Master Fund with a letter addressed to the Securities & Exchange Commission (SEC) stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of PwC’s letter dated June 4, 2021 will be filed as Exhibit (a)(4) to the Master Fund’s N-CSR.

During the Master Fund’s two most recent fiscal years ended March 31, 2019 and March 31, 2020, and the subsequent interim period through February 18, 2021, neither the Master Fund nor anyone on its behalf consulted KPMG LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Master Fund’s consolidated financial statements, and neither a written report was provided to the Master Fund or oral advice was provided to the Master Fund that KPMG LLP concluded was an important factor considered by the Master Fund in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.